EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gregory D. Cash, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Biosig Technologies, Inc.on Form 10-Q for the fiscal quarter ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Biosig Technologies, Inc.

	By:	/s/ GREGORY D. CASH
Date: October 17, 2014	Name:	Gregory D. Cash
	Title:	Chief Executive Officer

I, Steve Chaussy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Biosig Technologies, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Biosig Technologies, Inc.

	By:	/s/ STEVE CHAUSSY
Date: October 17, 2014	Name:	Steve Chaussy
	Title:	Chief Financial Officer